                                                                   EXHIBIT 25.01

           THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED PURSUANT TO RULE 901(d) OF REGULATION S-T

================================================================================

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                        SECTION 305(b)(2)           |__|

                             ----------------------

                              THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)


New York                                              13-5160382
(State of incorporation                               (I.R.S. employer
if not a U.S. national bank)                          identification no.)

48 Wall Street, New York, N.Y.                        10286
(Address of principal executive offices)              (Zip code)


                             ----------------------

                        SALEM COMMUNICATIONS CORPORATION
              (Exact name of obligor as specified in its charter)

California                                            77-0121400
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                        identification no.)


                     Table of Additional Registrants
                     -------------------------------


ATEP Radio, Inc.              California          77-0132973
Beltway Media Partners        Virginia            77-0293196
Bison Media, Inc.             Colorado            77-0434654
Caron Broadcasting, Inc.      Ohio                77-0439370
Common Ground
 Broadcasting, Inc.           Oregon              93-1079989
Golden Gate Broadcasting
 Company, Inc.                California          94-3082936
Inland Radio, Inc.            California          77-0114987
Inspiration Media, Inc.       Washington          77-0132974

Inspiration Media of
 Texas, Inc.                      Texas           75-2615876
New England Continental
 Media, Inc.                      Massachusetts   04-2625658
New Inspiration Broadcasting
 Company, Inc.                    California      95-3356921
Oasis Radio, Inc.                 California      77-0061780
Pennsylvania Media
 Associates, Inc.                 Pennsylvania    94-3134636
Radio 1210, Inc.                  California      77-0052616
Salem Communications
 Corporation                      Delaware        77-0363592
Salem Media Corporation           New York        95-3482072
Salem Media of
 California, Inc.                 California      95-1581210
Salem Media of Colorado, Inc.     Colorado        84-1239646
Salem Media of
 Louisiana, Inc.                  Louisiana       77-0114983
Salem Media of Ohio, Inc.         Ohio            95-3690954
Salem Media of Oregon, Inc.       Oregon          77-0114986
Salem Media of
 Pennsylvania, Inc.               Pennsylvania    77-0237182
Salem Media of Texas, Inc.        Texas           77-0379125
Salem Music Network, Inc.         Texas           77-0434655
Salem Radio Network
 Incorporated                     Delaware        77-0305542
Salem Radio
 Representatives, Inc.            Texas           77-0281576
South Texas Broadcasting, Inc.    Texas           77-0388924
SRN News Network, Inc.            Texas           77-0426090
Vista Broadcasting, Inc.          California      77-0389639


4880 Santa Rosa Road
Suite 300
Camarillo, California                             93012
(Address of principal executive offices)          (Zip code)


                             ______________________

                      9 1/2% Series B Senior Subordinated
                               Notes due 2007
                      (Title of the indenture securities)


================================================================================

1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

     (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

-----------------------------------------------------------------------------------
               Name                                      Address
-----------------------------------------------------------------------------------

      Superintendent of Banks of the State of      2 Rector Street, New York,
      New York                                     N.Y.  10006, and Albany, N.Y. 12203

      Federal Reserve Bank of New York             33 Liberty Plaza, New York,
                                                   N.Y.  10045

      Federal Deposit Insurance Corporation        Washington, D.C.  20429

      New York Clearing House Association          New York, New York  10005

     (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

     Yes.

2.   AFFILIATIONS WITH OBLIGOR.

     IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     None.

16.  LIST OF EXHIBITS.

     EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7A-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND 17 C.F.R. 229.10(d).

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                   SIGNATURE

   Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 5th day of December, 1997.

                                       THE BANK OF NEW YORK



                                       By:     /s/ THOMAS E. TABOR
                                           ----------------------------
                                           Name:  THOMAS E. TABOR
                                           Title: ASSISTANT TREASURER

                                                             EXHIBIT 25.01

                      Consolidated Report of Condition of

                              THE BANK OF NEW YORK

of 48 Wall Street, New York, N.Y. 10286 And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business June 30, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                              Dollar Amounts
ASSETS                                                        in Thousands
Cash and balances due from depository institutions:
  Noninterest-bearing balances and
   currency and coin......................                    $ 7,769,502
  Interest-bearing balances...............                      1,472,524
Securities:
  Held-to-maturity securities............                       1,080,234
  Available-for-sale securities..........                       3,046,199
Federal funds sold and Securities
  purchased under agreements to
  resell.................................                       3,193,800
Loans and lease financing
  receivables:
Loans and leases, net of unearned
  income ..............35,352,045
  LESS: Allowance for loan and
    lease losses ......625,042
  LESS: Allocated transfer risk
    reserve.................429
  Loans and leases, net of unearned
    income, allowance, and reserve.......                      34,726,574
Assets held in trading accounts..........                       1,611,096
Premises and fixed assets (including
  capitalized leases)....................                         676,729
Other real estate owned..................                          22,460
Investments in unconsolidated sub-
  sidiaries and associated com-
  panies..............................                            209,959
Customers' liability to this bank on
  acceptances outstanding................                       1,357,731
Intangible assets........................                         720,883
Other assets.............................                       1,627,267
                                                              -----------
Total assets.............................                     $57,514,958
                                                              ===========

LIABILITIES
Deposits:
  In domestic offices....................                     $26,875,596
  Noninterest-bearing .........11,213,657
  Interest-bearing ............15,661,939
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs.......                      16,334,270
  Noninterest-bearing .........   596,369
  Interest-bearing .........   15,737,901
Federal funds purchased and Se-
  curities sold under agreements to
  repurchase.............................                       1,583,157
Demand notes issued to the U.S.
  Treasury...............................                         303,000
Trading liabilities......................                       1,306,173
Other borrowed money:
  With remaining maturity of one
   year or less..........................                       2,383,570
  With remaining maturity of more
   than one year through three
   years.................................                               0
  With remaining maturity of more
   than three years......................                          20,679
Bank's liability on acceptances exe-
  cuted and outstanding..................                       1,377,244
Subordinated notes and debentures........                       1,018,940
Other liabilities........................                       1,732,792
                                                              -----------
Total liabilities........................                      52,937,421
                                                              -----------

EQUITY CAPITAL
Common stock.............................                       1,135,284
Surplus..................................                         731,319
Undivided profits and capital
  reserves...............................                       2,721,258
Net unrealized holding gains
  (losses) on available-for-sale se-
  curities.............................                             1,948
Cumulative foreign currency transla-
  tion adjustments.......................                         (12,272)
                                                              -----------
Total equity capital.....................                       4,577,537
                                                              -----------
Total liabilities and equity
  capital ...........................                         $57,514,958
                                                              ===========


   I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                           Robert E. Keilman

   We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

   Thomas A. Renyl
   J. Carter Bacot        Directors
   Alan R. Griffith